PART II – OFFERING CIRCULAR

Amendment 5

SW Innovative Holdings, Inc.

OTC Market: “SWHI”

Corporate:

SW Innovative Holdings, Inc.

6666 Harwin, Suite 664

Houston, Texas 77036

(713) 268-1610

http://www.everybodysphonecompany.com

Best Efforts Offering of FIVE HUNDRED MILLION Common Stock Shares Offering Price per Common Stock Share:  $0.001 per Share (USD)

Minimum Purchase: ONE HUNDRED THOUSAND Common Stock Shares ($1.00 USD) Minimum Offering: TWENTY FIVE MILLION Common Stock Shares

Maximum Offering: FIVE HUNDRED MILLION Common Stock Shares

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of FIVE HUNDRED MILLION Common Stock Shares are being offered to the public at $0.001 per Share. The minimum number of Common Stock Shares that must be sold prior to the Company having access to the Investment Proceeds is TWENTY-FIVE MILLION. A maximum of $500,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

DATED: June 11, 2018

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES  SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED  ACCORDING TO THE BANKRUPTCY LAWS.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE  PURCHASE  PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE  SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

TABLE OF CONTENTS:

Item 16	Exhibits	49

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$0.001	$0.00	$0.001
Total Minimum	25,000,000	$25,000	$0.00	$100,000
Total Maximum	500,000,000	$500,000.00	$0.00	$500,000.00

1)

We are offering a maximum of FIVE HUNDRED MILLION Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

$0.00

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $0.00 USD. Any costs above $0.00 will be paid by the Executives of the Company.

4)

We May use a Broker-Dealer for this Offering (up to 10% Commission of the Offering Price

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD  NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY  REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION  OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky. You should be able to bear a complete loss of your investment. You  should carefully consider the following factors, including those listed in this Securities Offering.

Telecommunications Company Investment Industry Risks

Telecommunications Industry investments are subject to varying degrees of risk. The yields available from equity investments in Telecommunications Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith. If any of the Company’s products or services does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected. Income from, and the value of, the Company’s products and services may be adversely affected by the general economic climate, the Telecommunications Market conditions such as oversupply of related products and services, or a reduction in demand for Telecommunications products and services in the areas in which the Company’s products and services are located, competition from other Telecommunications products and services suppliers, and the Company’s ability to provide adequate Telecommunications products and services. Revenues from the Company’s products and services are also affected  by such factors such as the costs of operations and general regional and national market conditions.

Because Telecommunications Industry investments are relatively illiquid, the Company’s ability to vary its Telecommunications products and services portfolio promptly in response to economic or other conditions is limited. The relative illiquidity of the Company’s holdings could impede the Company’s ability to respond to adverse changes in the performance of its assets. No assurance can be given that the fair market value of the assets acquired or produced by the Company will not decrease in the future. Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests, and the transferability of the Common Stock Shares is limited. Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

The Company Has Not Generated much Revenue or any Operating Income

The Company is in the relatively early stages of developing its telephone services business. The Company has acquired a small number of subscribers to its services, but the Company has not yet become profitable, and there is not yet enough subscribers to the Company’s telecommunications services to make the Company a viable operating company. It may be difficult, therefore, to evaluate the Company’s current or future prospects. Companies in the early stage of developing their business model present substantial business and financial risks, not all of which can be anticipated, and as a result, they may suffer significant operating losses.

There is doubt about the Company’s Ability to Become a Viable Business Even After This Offering, and the Company May Need Additional Funding Beyond this Offering

The Company has incurred substantial losses since its incorporation, and the Company’s capitalization, and even if all the Shares being offered in this Offering are sold, the net investment proceeds may not be enough to allow for the Company to become a viable business. If the Company cannot become a viable business, the Company will have to close down its operations.

The funds to be raised by this Offering are to be used primarily to support the marketing of the Company’s telephone service business to potential subscribers, acquiring additional infrastructure for the business, hiring additional administrative employees, and for other corporate purposes. However, the Company has no way of knowing whether the amount of money which may be ultimately raised by this Offering will be sufficient to expand the Company’s business sufficiently so that it becomes a viable business or not.

The Company only has a Small Number of Subscribers to its Telecommunications Services

The Company only has ONE HUNDRED subscribers at this time. The Company estimates that it will need approximately 1,000 customers to make the business viable. There can be no assurance that the Company can obtain the necessary number of subscribers for the Company to become a profitable business.

The Ending of the Lifeline Program for Cellphones Would Significantly Impact the Company’s Business

Currently 30% of the Company’s Customers participate in the Lifeline Program. If the Federal Government changes or eliminates the Lifeline program, that would significantly reduce the number of the Company’s potential customers, and would make it very difficult for the Company to meet its revenue and income goals.

Any Failure of our Telecommunications Providers to Provide Required Transmission Capacity to us Could Result in Interruptions in our Service

Our operations are dependent upon transmission capacity provided by third-party telecommunications providers. Any failure of such telecommunications providers to provide the capacity we require may result in a reduction in, or termination of, service to our customers. This failure may be a result of the telecommunications providers service providers choosing to terminate their agreements with us or otherwise not entering into relationships with us at all or on terms commercially acceptable to us. If we do not have access to third-party transmission capacity, we could lose customers or fees charged to such customers, and our business and financial results could suffer.

THE MARKETS IN WHICH WE OPERATE ARE HIGHLY COMPETITVE AND WE MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

We compete in markets that are intensely competitive and rapidly changing. Many of our current competitors, as well as a number of our potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we do. Some of our current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of our competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of our potential customers. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements.

As competition in the Telecommunications market continues to intensify, new solutions will come to market. We are aware that other companies will in the future focus significant resources on developing and marketing new Telecommunications products and services that will compete with those of the Company.

Increased competition could result in:

•

Price and Revenue Reductions and Lower Profit Margins;

•

Increased Cost of Service from Telecommunications Providers;

•

Loss of Customers; and

•

Loss of Market Share

Any one of these could materially and adversely affect our business, financial condition and results of operations.

The Company’s Service Providers May Reduce or End Their Support of Landline Telephone Services

The Company’s service providers may decide at some point in time that they no longer want to spend the money to support their current landline services. If they do so, landline telephone service would, over time, deteriorate unless other companies took over that business. The Company lacks the financial resources to do this. However, if other companies took over the landline business from the Company’s service providers, there is no way to tell what terms of service they would impose on the Company, and therefore, whether thereafter the Company could operate profitably, or if so, at what level of profitability (if any). Even if the Company’s service providers merely reduce their commitment to servicing landline customers, it is likely that would adversely impact the Company’s financial results.

A Reduction in the Number of Companies in the Telecommunications Service Business Could Adversely Affect the Company

If the telephone service business becomes significantly more concentrated, those remaining service providers would be able to charge more for telephone service which would likely adversely impact the Company’s financial results.

The Demand for Pre-paid Landline or Data Phone Service Cannot be Determined

While the Company believes there is considerable potential demand for pre-paid landline and data telephone service from people who cannot afford to purchase telephone services from the large telephone companies, there is no way to estimate the amount of that demand, or to estimate the potential revenue that the Company may realize in any given time period from those potential customers. Likewise, the Company cannot estimate how quickly or efficiently the demand for the Company Telecommunication services can be made to produce any particular level of revenue or income for the Company.

The Company is Potentially Subject to Regulations That Could be Adopted in the Future

From time-to-time, legislation which attempt to regulate various aspects of telephone services are introduced in Congress and various State Legislatures. The Company expects that such legislation will continue to be introduced from time-to-time. Also, State Public Utility Commissions and other regulators of phone services change their rules from time-to-time. However, the Company has no way to predict whether any law or rule relating to the telephone service business which may be enacted by any future legislation, or by a governmental agency in the future, will have an adverse impact on the Company’s operations or business plan.

Governmental Regulation May Adversely Affect the Company’s Profitability

There may be changes in Federal, State or Local Government Regulations or Policies, in particular in the relation to taxation, which could have a material adverse effect on the Company’s activities and financial success.

The Company’s Success Depends Upon the Company Hiring an Adequate Number of Salespeople

For the Company to grow, the Company will need to considerably expand its sales force, initially in the Houston, Texas area, and then in other Texas Cities. There can be no assurance that the Company can find sufficient salespeople to work for the Company, or that the Company can economically offer a compensation package that will be attractive to the potential salespeople that the Company wishes to hire. If the Company is unable to find adequate salespeople in the cities in which the Company wishes to expand, that could materially limit the Company’s growth rate and ultimately the Company’s financial performance.

The Company is Reliant on Key Individuals

The Company currently is heavily reliant on the services of two individuals, Mr. Norman George and Stephen Michels, neither of whom has entered into an employment agreement with the Company. Further, there can be no assurance that either of them will continue to be employed by the Company for any specific period of time. The departure of either of these key people may negatively affect the Company’s business, unless suitable replacements can be found in a timely fashion. The Company has not purchased key man life insurance for either of these people.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise. If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such  new indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering. Investors for the Shares offered hereby will be  entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by a Limited Number of Shareholder

As of December 31, 2017 the Company’s Managers owned approximately 15.71% of the Company’s outstanding Common Stock Shares, and a single shareholder owned 11.57% of the Company's Outstanding Common Stock Shares.

• Mr. Norman George	President and Director	11.57%
• Mr. Stephen Michels	Vice President & Director	4.13%

Upon completion of this Offering, these three shareholders will own approximately 21.92% of the outstanding Common Stock Shares of the Company. In addition, Mr. Norman George, Mr. Stephen Michels and Mr. Kim T. Peterson* collectively own all 80,000 issued and outstanding shares of the Company’s Class A Preferred Stock (the “Class A Shares”). Among other features, each share of Preferred Stock is entitled to 550,000 votes per share on any matter that is voted on by the Company’s Shareholders, including the election of Directors. As a result, even if all of the Shares being offered for sale by this Offering Circular are sold, those three persons will significantly affect  the election of the directors of the Company and the outcome of any vote on any other matter, if they all vote together. There is, however, no voting other agreements in existence which would require them to so vote.

The Company’s Revenues and Operating Results May Fluctuate

The Company’s revenues and operating results may fluctuate from quarter-to-quarter and year-to-year, and are likely to continue to vary due to a number of factors, many of which are not within the Company’s control. Thus, revenues and operating results for any future period are not predictable with any significant degree of certainty. For these reasons, comparing the Company’s operating results on a period-to-period basis may not be meaningful. Investors should not rely on the Company’s past results as  an indication of the Company’s future performance.

Fluctuations in the Company’s operating results and financial condition may occur due to a number of factors, including, but not limited to, those listed below and those identified through this “Risk Factors” section:

•

The extent of turnover of the Company’s customers in any period;

•

The degree of market acceptance of the Company’s services;

•

Development of new competitive services by others;

•

The Company’s response to price competition;

•

Delays between the Company’s expenditures to develop and market services in new areas and the generation of sales from those services;

•

Changes in the amount that the Company spends to promote its services;

•

General economic and industry conditions that affect the Company’s potential customers; and

•

Changes in accounting rules and tax laws.

Due to the foregoing factors, Investors should not rely on quarter-to-quarter or year-to-year comparisons of the Company’s operating results as an indicator of future performance.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

If the Market Does Not Develop as the Company Expects, the Company’s Revenues May Stagnate or Decline

The marketplace for telephone service is dominated by large telephone service companies which make large investments in research and development which create continuing changes in phone equipment and service. If the Company’s approach of providing phone service to certain target customers does not gain market acceptance as an alternative to more expensive phone service providers for those customers, or if the marketplace adopts an alternative to the Company’s approach, the Company may not be able to increase or sustain the level of sales of its services, and the Company’s results of operations would be adversely affected as a result.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and  uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

The Company has Never Paid Cash Dividends on its Common Stock, and the Company Does Not Anticipate Paying Any Cash Dividends in the Foreseeable Future. Therefore, if the Company’s Common Stock Share Price Does Not Appreciate, Investors in the Company’s Common Stock May Not Gain, and Could Potentially Lose Their Investment in the Company’s Common Stock

The Company has never declared, or paid cash dividends on its Common Stock, and the Company does not anticipate paying any cash dividends on its Common Stock after this Offering, or in the foreseeable future. The Company currently intends to retain all available funds and any future earnings to fund the development and growth of its business. As a result, capital appreciation, if any, of the Company’s Common Stock will be the Investors’ sole source of gain for the foreseeable future.

Shares of the Company’s Common Stock are Subject to the Penny Stock Rules

The Company’s Common Stock is traded on the OTC Market Group’s “Pink Sheets”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock to sell all, or a party of the Common Stock Shares when the purchasers wishes, or, if the Common Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock Shares. The Shares of the Company’s Common Stock are trading at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

The Company Cannot Assure Investors that the Market for the Company’s Common Stock will Continue at its Current Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline Following this Offering

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade after this Offering.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market after this Offering may be higher or lower than the price that Investors pay, and may be significantly affected by numerous factors, some  of which are beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•

Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;

•

The mix of services that the Company provides during any period;

•

Delays between the Company’s expenditures to develop and market the Company’s services, and the generation of sales from those marketing efforts;

•

Changes in the amount that the Company spends to expand its service to new areas, or to develop new services;

•

Changes in the Company’s expenditures to promote its services;

•

Announcements of acquisitions by the Company, or one of the Company’s competitors;

•

Changes in regulatory policies or tax guidelines;

•

Changes or perceived changes in earnings, or variations in operating results;

•

Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and

•

General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Shares, the Price of the Company’s Shares Could Decline

The trading market for the Company’s Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Shares could decline if one or more equity research analysts downgrades the Company’s Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the media services and advertising market;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage  of ownership of the ten-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally,  future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Texas Securities Laws, and other applicable state securities laws.  If the sale of Securities were to fail  to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities. If a number of purchasers were  to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Provisions in the Company’s Charter Documents, or Texas Law, May Inhibit a Takeover, which Could Adversely Affect the Value of the Company’s Common Stock

The Company’s Certificate of Incorporation, the Company’s Bylaws, and Texas Corporate Law may each contain provisions that could delay or prevent a change of control, or changes in the Company’s Management. These provisions will apply even if some of the Company’s Shareholders consider the offer to be beneficial or favorable. If a change of control in management is delayed or prevented, the market price of the Company’s Common Stock could decline.

Subsequent event:

On or about October 17, 2016; the board of directors and majority of the shareholders of the company approved the reorganized its common stock with a 1,000:1 reverse stock split that was effective on October 28, 2016.

Shares issued and outstanding as of October 28, 2016: 2,810,435,528 (pre-reverse stock split)

Shares issued and outstanding as of October 28, 2016: 2,810,435 (post reverse stock split)

On or about October 17, 2016; the board of directors and majority of the shareholders of the company approved amending “The Articles of Incorporation” to state that the company is authorized to issue 500,000,000 common shares of stock with a par value of $ .001.

On or about October 13, 2017 the board of directors of SW Innovative Holdings, Inc. meet and voted to approve the award of 10,000 series Preferred A shares to Mr. Norman George. On or about October 13, 2017 the board of directors of SW Innovative Holdings, Inc. meet and voted to approve the award of 10,000 series Preferred A shares to Mr. Stephen Michels.

The Company entered into a new retainer agreement for legal services on December 19, 2017 for securities compliance and other legal representation with new counsel being Craig A. Huffman of Securus Law Group. The Company retained new counsel due to the retirement of their prior counsel Warren J. Archer with the firm Morella & Associates.

On or about January 4, 2018; the board of directors and majority of the shareholders of the company approved amending “The Articles of Incorporation” to state that the company is authorized to issue 1,000,000,000 common shares of stock with a par value of $ .001.

During the period of time beginning December 28, 2016 and ending December 28, 2017, The Company issued an aggregate of 389,250,000 common shares for a value of $299,250 pursuant to the offering statement deemed qualified by the commission on December 28, 2016.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF TEXAS, IN THE COUNTY OF HARRIS. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

ADDITIONAL RISK FACTOR ARBITRATION:

This Agreement Contains a Mandatory Arbitration Provision which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Subscriber's investment in the Fund be resolved through arbitration. Subscriber acknowledges, understands, and agrees that: (a)Arbitration is final and binding on the parties; (b) The parties are waiving their right to seek remedies in court, including the right to jury trial; (c) Pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings.(d) The Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; (e) The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

ITEM 4.   DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company has not had any stock sales within the last year.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Norman George President & Director SW Innovative Holdings, Inc. 6666 Harwin, Suite 664 Houston, Texas 77036	Common Stock: 45,397,146 Shares (11.57%) Preferred Stock: 30,000 (37.5%)	Common Stock: 45,397,146 Shares (5.08%) Preferred Stock: 30,000 (37.5%)
Mr. Stephen Michels Vice President & Director SW Innovative Holdings, Inc. 6666 Harwin, Suite 664 Houston, Texas 77036	Common Stock: 16,219,005 Shares (4.13%) Preferred Stock: 30,000 (37.5%)	Common Stock: 16,219,005 Shares (1.81%) Preferred Stock: 30,000 (37.5%)
Mr. Kim T. Peterson* Shareholder SW Innovative Holdings, Inc. 6666 Harwin, Suite 664 Houston, Texas 77036	Preferred Stock: 20,000 (25%)	Preferred Stock: 20,000 (25%)

  *deceased

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options.  When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s  earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1)  the sale of FIVE HUNDRED MILLION common stock  Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be offered by Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO  TEN  PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company  and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to  purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to SW Innovative Holdings, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

The company will comply with Rule 15c2-4 as issued by the commission.

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $500,000 from the sale of Securities in this Offering. The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company Common Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$500,000	100%	$25,000	20.0%

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$5000.00	0.00%	$0.00	0.01%

Footnotes:

1)

We are offering a maximum of FIVE HUNDRED MILLION Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

$5,000

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $0.00 USD. Any costs above $0.00 will be paid by the Executives of the Company.

4)

We May use a Broker-Dealer for this Offering (up to 10% Commission of the Offering Price

The Company estimates that the net proceeds from the sale of FIVE HUNDRED MILLION Shares of Common Stock in this Offering at a price of $0.001 per Share will be approximately $ 500,000 after deducting

The Company intends to use the net proceeds of this Offering primarily to increase its marketing efforts, acquire additional infrastructure for the business, hire additional administrative staff and for general corporate purposes. Assuming that all FIVE HUNDRED MILLION Shares of Common Stock Offered through this Offering, the Company intends to apply approximately $225,000 of the proceeds to increasing its marketing efforts, $65,000 to acquiring additional infrastructure for the business, $100,000  to hiring additional administrative staff, and $110,000 to general corporate purposes.

In the event that the Company sells less than all FIVE HUNDRED MILLION Shares of Common Stock through this Offering, the Company intends to apply the proceeds approximately proportionally to the above proposed use of proceeds, with an emphasis on increasing the marketing efforts as quickly as possible, and otherwise reacting to business opportunities and necessities that arise in the use of proceeds categories.

In the event that any net proceeds are not immediately applied, the Company may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities.

ITEM 7. DESCRIPTION OF BUSINESS

The Company:

SW Innovative Holdings, Inc. (dba, “Everybody’s Phone Company) (the “Company”), offers local and long distance telephone service on a prepaid basis in the Houston, Texas area. The Company’s local services include a “bare bones” product involving unlimited local dial tone and 911 emergency access, with the option of several customer calling features, for an additional fee, including Call Waiting, Caller ID, Call Forwarding and Speed Dialing. These features may be purchased individually or in a package at reduced rates.

Company History:

The Company was incorporated as Everybody’s Phone Company in Texas on September 3rd, 2003. The Company changed its name to SW Innovative Holdings, Inc. on July 21st, 2014.

The Company’s Business

For people living in 21st Century America, having a telephone is a necessity, no a luxury, and the need for telephone service seems to continue to grow. Getting a job, renting an apartment, getting medical help for yourself or a family member, keeping track of your children, reaching the police, plus hundreds of other needs of ordinary life that require access to phone service. Rich or poor, the need for telephone service is a constant aspect of life, and one which has virtually no substitute. Further, with the virtual elimination of payphones, people need to have either their own landline phone service or wireless service.

For the majority of people, getting phone service is easy. They contact one of the large phone companies and purchase landline or wireless service. To do this, they need to have an established credit record with the phone company or provide a deposit, or other credit enhancement with causes the phone company to feel comfortable that it will be paid for the service which it will provide. That service is provided on the basis of billing after service use, which is why potential new customers need to satisfy the phone company’s credit approval process. For the phone company, the cost of this credit approval activity and the losses from the occasional failure of customers to pay is worth it because their phone service customers generally use enough phone services at a high enough price to the customer to more than cover these costs.

For people who have credit history problems, or bad credit, or no credit, and also lack the ability to provide the phone company with a significant cash deposit, getting needed phone service from phone companies is virtually impossible. Nonetheless, those potential customers need phone service. An unemployed person without phone service is very likely to remain unemployed. Renting an apartment is very difficult if the rental agent can't call the potential renter back. The examples are endless.

The Company’s business is to provide phone service to our customer on terms that the large number of people who can't qualify for service from the large phone companies can afford. For both the company and its customers, the answer is “pre-paid service”.

The Company sells pre-paid local and long distance phone service, called “plain old telephone service” (POTS), to those whose want this hone service, but cannot qualify for, or afford the costs of, phone line service or data service as provided by one of the big telephone companies. Thus, the Company’s target customers are those who are credit disadvantaged or small businesses. Many of these people need the convenience of being able to use a phone service for a few months, drop it for a month or two, and then resume using it as circumstances permit, all without a lot of bureaucracy or complications. The Company provides that service.

The Company provides landline telephone service to its customers using the existing landlines installed and owned by AT&T or Verizon (collectively, the “Service Providers”). Thus, the Company can be a phone service provider without having to incur the very large costs inherent in creating a telephone company from the ground up. Instead of doing that, the Company has entered into agreements with the Service Providers which allows the Company to service its customers without the cost of owning all the hardware involved in providing local and long distance phone service. Also, as a result of this arrangement, it is the Service Providers, and not the Company, who are responsible for maintaining the landlines in accordance with the rule of the Texas Public Utility Commission (the “PUC”).

Thus, the Company’s business consists of finding customers, collecting fees for service from the customers and assisting them with any technical problems they may have that are not the responsibility of the Service Providers. Presently, the Company runs its business with three employees. Much of the Company’s business is handled by computers, in part because the Service Providers want the Company to do so.

As a practical matter, the large telephone companies do not want to service these customers and are happy to work with the Company in servicing those customers. Thus, a large part of the Company’s competitive advantage is that the large telephone companies don’t want to deal with the Company’s target customers.

The Company acquires telephone service from the Service Providers at a deeply discounted rate, which enables the Company to resell phone services at rates which provide a comfortable profit margin. The Company also provides customers with custom calling features for an additional fee. These services include call waiting, caller ID, call forwarding and speed dialing. The Company provides its customers with the convenience of paying with cash, credit card or debit card, and at ACE check cashing which has over 400 locations across the state of Texas.

The Company is licensed by the PUC to resell telephone services throughout the state of Texas. Once the Company achieves critical mass in Texas, the Company hopes to expand its product offerings to other states. In January 2009, the Company entered into a reseller agreement with AT&T covering 22 U.S. states. However, before the Company could begin to market its pre-paid home telephone service in any state, the Company must get approval from the applicable state(s) that it wants to expand to. There can be no assurance that any state where the Company may in the future file an application to provide telephone service will approve that application.

Approximately, 30% of the Company’s customers participate in the Lifeline program. Since 1985, the Lifeline program has provided a discount phone service for qualifying low-income persons to ensure that all Americans have the opportunities and security that phone service brings, including being able to connect to jobs, family and emergency services. In 2005, Lifeline discounts were made available to qualifying low-income consumers on pre-paid data service plans, in addition to traditional landline service.

The Lifeline program is available to eligible low-income people in every state, territory, commonwealth, and on Tribal lands. People with proper proof of eligibility may be qualified to enroll. To participate in the program, people must have an income that is at or below 135% of the federal Poverty Guidelines or participate in a qualifying state, federal or Tribal assistance program such as:

•

Medicaid;

•

Supplemental Nutrition Assistance Program (Food Stamps or SNAP);

•

Supplemental Security Income (SSI);

•

Federal Public House Assistance (Section 8); and

•

Low-Income Home Energy Assistance Program (LIHEAP)

Federal rules prohibit eligible low-income people from receiving more than one Lifeline discount per household. An eligible person may receive a discount on either a wireline or data service, but not both. A person whose household currently is receiving more than one Lifeline service must select a single Lifeline provider and contact the other provider to de-enroll from their program.

The Lifeline program is administered by the Universal Service Administrative Company (USAC). USAC is responsible for data collection and maintenance, support calculation, and disbursement for the low-income program. USAC’s website provides information regarding administrative aspects of the low-income program, as well as program requirements.

The Challenge

The Company has experienced significant losses in each of the past three years. The Company believes these losses are in large part due to two things:

1.

investment in the development of the Company’s proprietary technologies and operating systems, and;

2.

investment in the Company’s infrastructure so as to use the phone service provided to the Company by our Service Providers.

The Company’s investment in the development of the Company’s proprietary technologies and operating systems involved the following:

•

The development of “cloud” based software to automate the back office functions of the business; and

•

The hiring of a “bulk mailing service” to print and mail monthly statements to subscribers.

The Company’s infrastructure expenses were related to outfitting the Company’s offices and purchasing equipment for providing the Company’s services.

In addition, the Company has incurred operating expenses associated with the start-up of the Company’s operations and significant legal, accounting/audit and reporting expenses.

The Company believes that in order to grow and make the Company profitable, the Company needs to hire a staff of full-time sales people and improve its infrastructure so that the Company can support a growing company with an expanding number of customers. The Company plans to use the proceeds of this offering primarily to accomplish those goals.

The Company’s experience with finding customers is that potential customers often find the concept of the Company’s pre-paid telephone services interesting. However, because the Company lacks a staff of sales people and the funds to do targeted advertising to potential customers to sell those services, the Company has not been able to reach many potential customers. The Company believes that if it had a dedicated sales force of its own, the Company would be able to reach a significant portion of its potential customers. Likewise, with sufficient funds, the Company could advertise in certain publications and media which serve its potential customers. The Company’s hope is to have a full time sales force of at least 4 sales people by July of 2018. The Company estimates that it needs approximately 1,000 customers in order to become breakeven.

The Company Business Strategy:

The Principle elements of the Company’s Business Strategy include:

•

Offer Competitively Priced Services. The key to selling the Company’s phone services is to price them so they are attractive to customers. The current pricing structure of, and financial requirements for, obtaining phone service from the large phone service providers is more expensive and complicated than a significant number of people can deal with. Because of the Company’s arrangements with its service providers, the Company can offer phone services to its customers at prices and on terms which the customer can afford and which fit their circumstances.

•

 Improve the Company’s Marketing to its Primary Target Customers. The Company’s experience to date has convinced the Company’s Management that there is a demand for our pre-paid phone services. The Company’s  contacts with those people have shown Management that many customers, and potential customers, would like to have an alternative phone service that fits into their economic circumstances. The Company’s Management believes that if the Company can reach those customers with the Company’s marketing message, many of these potential new customers will be interested in using the Company’s services.

•

Establish Sales Force. Management’s experience has shown that the Company’s needs its own dedicated sales force in order to have sales people who are motivated to and focused on marketing the Company’s services. The Company needs a large enough sales force to reach many more of its target customers if the Company is to reach its goal of having a minimum of 1,000 customers in Houston, Texas.

•

Create Multi-Channels of Sales Including Direct and Indirect Sales Channels. The Company intends to establish a direct sales team which will pursue phone sales messages, direct mail and personal contacts in places where the Company believes there are likely to be significant numbers of potential customers. In addition, the Company intends  to pursue indirect marketing efforts through various media. The Company’s goal is to target its media usage to those potential new customers most likely to want to use the Company’s services.

•

 Target Select Niche Markets Beyond the Company’s Current Customers. The Company believes that its services  will be attractive to certain niche markets such as people who are home bound or senior citizens who only want to pay for minimal phone service since that is all they use. While the majority of phone service uses want lots of services and options on their phones, the Company believes that there is a significant sub-market of people who want simpler  phones and fewer services. The Company plans to make these people aware that the Company has services that meet their needs.

•

Provide Data Services to Company Customers. The Company believes that there is a market for internet/data services among its target customers. The Company could provide this service by reselling data services from one of the large phone companies. While the Company would like to provide this service, getting started doing that would require cash deposits to gain access to the service network which the Company currently cannot afford. The Company is hopeful that the expansion of its business will provide the cash necessary to expand the Company’s offerings into data services.

The Company’s Competitive Strengths:

The Company believes that its competitive strengths include:

•

 The Company’s Services are Cost Competitive. The terms under which the Company purchases phone services from its service providers allows the Company to offer cost competitive phone services to its customers, while maintaining a comfortable margin for the Company. Likewise, the Lifeline program has the effect of reducing the Company’s costs of providing that service to qualified customers.

•

No Deposit Required; No Credit Check. Not only can the Company provide phone service at reasonable prices, but the Company simplifies the process of signing up customers for the Company’s services. Since those services are pre- paid, the Company does not need to require deposits from, or credit checks from, potential customers. This makes the Company’s services available to people who want and need them, but can’t comply with the large phone companies’ credit evaluation processes.

•

Customers Only Pay for The Services They Want. Because the Company’s customers pay for phone services in advance, the customer can control how much they spend on that service. The customer can also terminate service for a month or more, if necessary, and then easily start it up again. That flexibility is attractive to people, for example, whose income is uncertain or who are away from home with some frequency for whatever reason.

•

The Company Provides Service Even to Customers Who Owe Money To Their Old Home Telephone Service Provider. Because the Company’s services are prepaid, the Company is not concerned about a customer’s credit  history. This flexibility makes the Company attractive to customers who need phone service but are still resolving  credit issues with their previous phone service provider.

Marketing and Sales:

The Company markets its services through the Everybody’s Phone Company brand. The Company is looking to hire a full-time sales force to sell the Company’s services. Presently, the Company only markets its services in the Houston, Texas area, where  the Company is located. With the proceeds of this Offering, the Company hopes to significantly increase its market area and then begin sales in other cities in the State of Texas through the use of a larger sales force.

As the Company’s customer base grows, and the Company becomes attractive to do so, the Company plans to approach retail stores frequented by the Company’s target customers and encourage them to tell their customers about the Company’s services,  in exchange for some payment.

Also, the Company plans to approach certain charitable organizations which work with people who need the Company’s services, such as the elderly or people who are homebound, and whom do not have phone service, but need it.

Finally, the Company plans to market its services to those who do not use many of the features of Smartphones and similar devices, and really only want a simple way to make phone calls as needed. While many people are heavy users of the many features of today’s wireless phones, the Company believes that may people do not like paying for features and services they do not need. The large phone companies dominate the multi-feature phone service market, and it is not the Company’s intention to complete with them. The Company’s target market is those people who just want, or need, a pre-paid service for a limited  number of features.

Landline Home Telephone Market Size:

Houston–The Woodlands–Sugar Land

Houston–The Woodlands–Sugar Land is a nine-county metropolitan area defined by the Office of Management  and Budget. It is located along the Gulf Coast region in the U.S. state of Texas. The metropolitan area is colloquially referred to as "Greater Houston" and is situated in Southeast Texas.

Houston–The Woodlands–Sugar Land is the fifth-largest metropolitan area in the United States and the second- largest in Texas with a population of 6,490,180, as of U.S. Census Bureau's July 1, 2010 estimates.

The population of the metropolitan area is centered in the city of Houston—the largest economic and cultural center of the American South, with a population of 2.1 million.

According to a recent report 6.6 million people live in the greater Houston statistical metropolitan area.

According to Chase Bank, 30% of the metropolitan people use pawn shops and check cashing stores to facilitate banking needs.

This assumes a potential prepaid marketplace of 1.9 million people;

If we assume we can get 1% penetration or 19,800 users in Houston metro within 3 years. From our beta-test the average revenue per customer per month is $ 40.00

➢

1% assumption 19,800 subscribers x $ 40.00 x 12 = $ 9,504,000 in annual gross income.

➢

.5% assumption 9,900 subscribers x $ 40.00 x 12 =$ 4,752,000 in annual gross income

➢

.25% assumption 4,950 subscribers x $ 40.00 x 12 = $ 2,376,000 in annual gross revenues This is just from the Houston metropolitan statistical area.

Employees:

The Company’s active business operations currently employ three people, all of whom are full-time employees. The Company staffs its projects with independent contractors who are hired for specific projects and tasks.

Customers:

As of December 31, 2017, the Company had approximately 70 customers, all of whom are individuals.

Intellectual Property:

  none

B.    The Offering

The Company is offering a maximum of FIVE HUNDRED MILLION Common Stock Shares at a price of $0.001 per Share, with all Shares having a value of $0.001.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered. Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Telecommunications products and services.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) of twenty-five million Common Stock Shares for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

F.

Common & Preferred Stock Shares

Upon the sale of the maximum number of Common Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common stock will be held as follows:

o

Company Founders & Current Shareholders

9.71%

o

New Shareholders

90.29%

Upon the sale of the maximum number of Common Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred Stock will be held as follows:

o

Company Founders & Current Shareholders

100%

o

New Shareholders

0%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

J.

Company Convertible Securities

The Company has not issued any convertible securities.

K.     Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Market Information

The principal market for the Shares of the Company’s Common Stock is the OTC Markets Group (Pink). OTC Markets Group is not an exchange or an automated quotation system operated by a registered securities system.

As of December 31, 2017, an aggregate of 396,062,103 were issued and outstanding, of which 305,412,672 were public float. As of December 31, 2017, Shareholders of record was 130, based on information provided by the Company’s Stock Transfer Agent.

The Company’s Shares are “penny stocks”, which is generally defined under the Securities Exchange Act of 1934 to mean securities with a price less than $5.00. The Company’s Shares are thus subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock, such as shares of the Company’s Common Stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s  written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $500,000 USD, or annual income exceeding $100,000 individually, or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations, the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule in the form prescribed by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

Disclosure of the commissions payable to the broker-dealer and its registered representatives, and their current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s  account, the account’s value and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempts to sell Shares of the Company’s Common Stock, which may affect the ability of Stockholders to sell their Shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practices and disclosure requirements may impede the sale of Shares of the Company’s Common Stock. In addition, these rules mean that the liquidity of the Company’s Shares may be adversely affected, with a corresponding decrease in the available price of the Company’s Shares.

B.

Stock Transfer Agent

Olde Monmouth Stock Transfer Company, Inc. 200 Memorial Parkway

Atlantic Heights, New Jersey 07716 Phone: (732) 872-2727

Email: Matt@OldeMonmouth.com http://www.OldMonmouth.com

C.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1)  the sale of FIVE HUNDRED MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Q.  TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in SW Innovative Holdings, Inc.

The Company	SW Innovative Holdings, Inc. is a Texas Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 26 of this Offering.
Minimum Capital Commitment	Each investor will be required to make an investment of ONE HUNDRED Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $500,000 from Investors. The securities being offered hereby consists of up to FIVE HUNDRED MILLION COMMON Stock Shares of the Company, priced at $0.001 per Share subject to the Company’s discretion to increase the size of the offering.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of FIVE HUNDRED MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection  or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Trading of the Company’s Shares Dividends

Shares of the Company’s Common Stock are traded on the OTC Markets Group (Pink)

The Company has never paid a dividend on the Shares of the Company’s Common Stock and does not plant to do so in the foreseeable future.

Voting Rights	Preferred Stock Holders have Voting Rights
Indemnification

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the  Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 6666 Harwin, Suite 664, Houston, Texas 77036. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was incorporated as Everybody’s Phone Company in Texas on September 3rd, 2003. The Company changed its name to SW Innovative Holdings, Inc. on July 21st, 2014. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There  is a possibility that the Company could sustain losses in the future. There can be no assurances that  SW Innovative Holdings,  Inc. will operate profitably.

Overview:

SW Innovative Holdings, Inc. (dba, “Everybody’s Phone Company) (the “Company”), offers local and long distance telephone service on a prepaid basis in the Houston, Texas area. The Company’s local services include a “bare bones” product involving unlimited local dial tone and 911 emergency access, with the option of several customer calling features, for an additional fee, including Call Waiting, Caller ID, Call Forwarding and Speed Dialing. These features may be purchased individually or in a package at reduced rates.

The Company believes that its distribution model allows for rapid placement of the Company’s products and services, and will generate long-lasting recurring customer use of the Company’s products and services, leading to recurring revenues. The Company’s mission is to grow into a profitable nationwide telecommunications company.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A.

Directors and Executive Officers. The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Norman George  (Age: 77 )

President & Director

Mr. Norman George is the Company’s President and Director. Mr. George was formally the Director and Chief Financial Officer of Affordable Telecommunications Technology Corporation (ATCT.pk), a publicly traded small cap stock on the “Pink Sheets” exchange. Mr. George was hired as Chief Financial Officer of ATCT on September 1st, 1998. Prior to joining the Affordable Telecommunications Technology Corporation, he was self-employed with ownership interest in numerous retail companies over the past thirty (30) years. Peat, Marwick and Mitchell formerly employed Mr. George for five years as a retail consultant. Mr. George is a graduate of the University of Texas with a degree in Accounting.

Mr. Stephen Michels (Age: 63)

Vice President & Director

Mr. Michels is the Company’s Vice President & Director. Mr. Michels is a successful business owners and United States Army Veteran. He has launched many businesses associated with advertising / marketing and printing during the past thirty-five years.

B.

Significant Employees. All Members of SW Innovative Holdings, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of SW Innovative Holdings, Inc. listed above as each he has provided significant leadership and direction to the Company.

C.

Family Relationships. None.

D.

Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E.

Legal proceedings. There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated  against it.

ITEM 11.   EXECUTIVE COMPENSATION.

In April of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of SW Innovative Holdings, Inc. will be entitled to receive an annual salary of:

Mr. Norman George	President & Director	$4,000
Mr. Stephen Michels	Vice President & Director	$1,000

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a)

Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

The Company has not had any stock sales within the last year.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Norman George President & Director SW Innovative Holdings, Inc. 6666 Harwin, Suite 664 Houston, Texas 77036	Common Stock: 45,397,146 Shares (11.57%) Preferred Stock: 30,000 (37.5%)	Common Stock: 45,397,146 Shares (5.08%) Preferred Stock: 30,000 (37.5%)
Mr. Stephen Michels Vice President & Director SW Innovative Holdings, Inc. 6666 Harwin, Suite 664 Houston, Texas 77036	Common Stock: 16,219,005 Shares (4.13%) Preferred Stock: 30,000 (37.5%)	Common Stock: 16,219,005 Shares (1.81%) Preferred Stock: 30,000 (37.5%)
Mr. Kim T. Peterson*Shareholder SW Innovative Holdings, Inc. 6666 Harwin, Suite 664 Houston, Texas 77036	Preferred Stock: 20,000 (25%)	Preferred Stock: 20,000 (25%)

   *deceased

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority voting shareholders are Mr. Norman George, the Company’s President and Director; Mr. Stephen Michels, the Company’s Vice President & Director; and Mr. Kim T. Peterson*. These three Shareholders currently own the majority of the issued and outstanding controlling Common Stock and Preferred Stock Shares of SW Innovative Holdings, Inc. Consequently, these shareholders control the operations of the Company and will have the ability to control all matters submitted to  Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. George, Mr. Michels thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

ITEM 14. SECURITIES BEING OFFERED.

Common Stock Shares

A maximum of FIVE HUNDRED MILLION Shares of Common Stock are being offered to the public at $0.001 per Common Stock Share

Each Share of Common Stock entitles the Shareholder to one vote on all matters on which Shareholders are permitted to vote, including the election of directors. The Common Stock Shares of the Company do not have cumulative voting rights. Accordingly, holders of a majority of the Shares entitled to vote in an election of Directors are able to elect all of the Directors standing for election.

Subject to preferences that may be applicable to any outstanding preferred stock, the Shareholders of the Common Stock of the Company will share equally on a per share basis any dividends when, as and if declared by the Company’s Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved or wound up, the Shareholders of the Company’s Common Stock will be entitled to a ratable share of any distributions to Shareholders, after satisfaction of all of the Company’s liabilities and of the prior rights of any outstanding class of the Company’s preferred stock. Shares of the Company’s Common Stock carries no pre-emptive or other subscription rights to purchase additional Shares of the Company’s Common Stock and are not convertible, redeemable or assessable.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1)  the sale of FIVE HUNDRED MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN  PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company  and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to  purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

The Securities will be offered for sale at a fixed price of $0.001 USD per Common Stock Share. If all Securities are purchased, the gross proceeds to the Company will be $500,000.00 USD. The Offering is being conducted on a “best-efforts” basis.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Texas for agreements made in and to be performed in the state of Texas. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration  must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof. No party to any such controversy will be entitled to any punitive damages. Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent. The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the  arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

ADDITIONAL RISK FACTOR MANDATORY ARBITRATION:

This Agreement Contains a Mandatory Arbitration Provision which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Subscriber's investment in the Fund be resolved through arbitration. Subscriber acknowledges, understands, and agrees that:

(a) Arbitration is final and binding on the parties; (b) The parties are waiving their right to seek  remedies in court, including the right to jury trial; (c) Pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings. (d) The Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; (e) The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and  rights otherwise available.

NOTICE: By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial. By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically  provided for in this Subscription Agreement. If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law. Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A.

(a)

Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 500,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of December 31, 2017 – 392,002,103 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors.

(b)

Background Information on the Preferred Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 50,000,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"). As of December 31, 2017 – 80,000 Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, EIGHTY THOUSAND shares of Preferred Stock will be issued and outstanding.

The Company’s Board of Directors has the authority, without Shareholder approval, to issue shares of preferred stock from time- to-time in one or more series, and to fix the number of shares and terms of such series. The Board may determine the designation and other terms of each series, including, among others:

•

Dividend rates;

•

Whether dividends will be cumulative or non-cumulative;

•

Redemption rights;

•

Liquidation Rights;

             Sinking fund provisions;

•

Conversion or exchange rights; and

•

Voting rights.

The issuance of preferred stock, while providing the Company with flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of the Company’s common stock. It could also affect the likelihood that holders of the Company’s common stock will receive dividend payments, and payments upon liquidation.

The issuance of shares of capital stock, or the issuance of rights to purchase shares of capital stock, could be used to discourage  an attempt to obtain control of the Company. For example, if, in the exercise of its fiduciary obligations, the Company’s Board of Directors determined that a takeover proposal was not in the best interest of the Company’s shareholders, the Board could authorize the issuance of preferred stock or Common Stock without Shareholder approval. The shares could be issued in one or more transactions that might prevent, or make the completion of the change of control transaction more difficult or costly by:

•

Diluting the voting or other rights of the proposed acquirer, or insurgent shareholder group;

•

Creating a substantial voting bloc in institutional, or other hands that might undertake to support the position of the incumbent board; or

•

Effecting an acquisition that might complicate or preclude the takeover.

In this regard, the Company’s certificate of incorporation grants the Company’s Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock of the Company. The Company’s Board of Directors could establish one or more series of preferred stock that entitles holders to:

•

Vote separately as a class on any proposed merger or consolidation;

•

Cast a proportionately larger vote together with the Company’s Common Stock on any transaction, or for all purposes;

•

Elect directors having terms of office, or voting rights greater than those of other directors;

•

Convert preferred stock into a greater number of shares of the Company’s Common Stock, or other securities;

•

Demand redemption at a specified price under prescribed circumstances related to a change of control of the Company; or

•

Exercise other rights designed to impede a takeover.

Class A Preferred Stock:

The Company’s Board of Directors has created a class of preferred stock designated as the Class A Preferred Stock (“Class A Shares”). Class A Shares have a preference in any liquidation of the Company for $.05 per share, which is to be paid before any distribution is made to Shares of Common Stock. Class A Shares do not have a fixed dividend, but can receive dividends at any time dividends are paid to Shares of Common Stock, provided the Company’s Board of Directors declares a dividend on the  Class A Shares and provided that the dividend per Share on Class A Shares cannot exceed the dividend per share paid at the same time on Shares of Common Stock. Class A Shares carry no pre-emptive or other subscription rights to purchase shares of the Company’s Common Stock and are not convertible, redeemable or assessable. Class A Shares are entitled to 550,000 votes per share on any matter which requires a vote of the Shareholders.

(c)

) Other Debt Securities.    None.

(d)

Other Securities to Be Registered.    None.

Security Holders

As of December 31, 2017 there were 392,062,103 shares of the Company’s Common Stock outstanding, which were held of record by approximately 130 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of December 31, 2017 there were 80,000 shares of our Preferred Stock outstanding, which were held of record by approximately 3 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Texas. Texas General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees,  judgments, fines and amounts paid in settlement in connection with various actions,  suits  or proceedings, whether civil,  criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Texas’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Texas’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a  director of our company existing at the time of such repeal or modification.

FINANCIAL STATEMENTS SECTION:

2016 Balance Sheet	33
2016 Statement of Operations	34
2017Balance Sheet	35
2017 Statement of Operations	36
2017 Statement of Cash flow	37
2016 to 2017 Statement of Shareholders Equity	38
Notes to the Financial Statements	42
Item 16 Exhibits	49
Signatures	50

SW INNOVATIVE HOLDINGS, INC.
(Formally known as Everybody's Phone Company)
(A Development-Stage Company)
BALANCE SHEET
Unaudited

ASSETS	For the Year Ending Dec 31, 2016
Cash	1,136
Accounts receivable	484
Prepaid expenses	0
Total Current Assets	1,620

Property and equipment, net	4,362
Investments	52,000
Deposit	-
TOTAL ASSETS	57,982

LIABILITIES AND SHAREHOLDERS' DEFICIT
LIABILITIES
Accounts payable and accruals	336,195
Note payable - short term	55,650
Total Current Liabilities	391,845

Long Term Liabilities
Note payable - long term	-
TOTAL LIABILITIES	391,845

Commitments and Contingencies

STOCKHOLDERS' DEFICIT
Preferred stock, $1.00 par value; 50,000,000 shares authorized; 60,000 shares issued and	60,000
outstanding as of Sept 30, 2016

common stock .001 par value 500,000,000 shares authorized, 2,812,103 shares issued	2,812
and outstanding as of Dec 31, 2016

Additional paid in capital	3,728,823
Deficit accumulated during the development stage	-4,125,498
TOTAL STOCKHOLDERS' DEFICIT	-333,863

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	57,982

SW INNOVATIVE HOLDINGS, INC.
(Formally known as Everybody's Phone Company)
(A Development-Stage Company)
STATEMENTS OF OPERATIONS
Unaudited

		For the Period Ending
		December 31,
		2016

Revenue		48,597
Cost of services sold		26,956

Gross profit (loss)		21,641

Operating expenses:
Payroll expense		101,970
Professional fees		13,943
Rent		17,742
Advertising		1,049
Investor relations		-
Telephone		2,954
Depreciation		1,231
Taxes		126
Miscellaneous		20,965
Bank charges		309
Dues and subscriptions		-
Postage		2,713
Printing		-
Repairs		-
Auto expense		300
Travel		-
Office		734
Total operating expenses		164,036

Operating loss		-142,395

other income		55,000
Interest expense		-
		-
		-
Total Interest and other income		55,000
		-
Loss before income taxes		-87,395

Income taxes

Net loss		-87,395

Loss per share		0.000054

Weighted average number of shares outstanding		1,592,949,693

SW INNOVATIVE HOLDINGS, INC.
(Formally known as Everybody's Phone Company)
(A Development-Stage Company)
BALANCE SHEET
Unaudited

ASSETS	For the Year Ending December 31, 2017
Cash	45,238
Accounts receivable	434
Prepaid expenses	0
Total Current Assets	45,672

Property and equipment, net	3,336
Investments	52,000
Deposit	-
TOTAL ASSETS	101,008

LIABILITIES AND SHAREHOLDERS' DEFICIT
LIABILITIES
Accounts payable and accruals	229,996
Note payable - short term	51,100
Total Current Liabilities	281,096

Long Term Liabilities
Note payable - long term	-
TOTAL LIABILITIES	281,096

Commitments and Contingencies

STOCKHOLDERS' DEFICIT
Preferred stock, $1.00 par value; 50,000,000 shares authorized; 80,000 shares issued and	80,000
outstanding as of December 31, 2017

common stock .001 par value 500,000,000 shares authorized, 392,062,103 shares issued	392,062
and outstanding as of December 31, 2017

Additional paid in capital	3,728,822
Deficit accumulated during the development stage	--4,380,972
TOTAL STOCKHOLDERS' DEFICIT	-180,088

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	101,008

	SW INNOVATIVE HOLDINGS, INC.
(Formally known as Everybody's Phone Company)
	(A Development-Stage Company)
STATEMENTS OF OPERATIONS
Unaudited

		For the Period Ending
		December 30,
		2017

Revenue		36,905
Cost of services sold		33,280

Gross profit (loss)		3,625

Operating expenses:
Payroll expense		111,738
Professional fees		37,466
Rent		18,456
Advertising		4,215
Investor relations		-
Telephone		3,162
Depreciation		1,026
Taxes		103
Miscellaneous		22,260
Bank charges		592
Dues and subscriptions		-
Postage		2,243
Printing		-
Repairs		355
Auto expense		300
Travel		61
Office		2,122
Total operating expenses		204,099

Operating loss		-200,474

other expense		55,000
Interest expense
other income		-
		-
Total Interest and other income (expense)		55,000
		-
Loss before income taxes		-255,474

Income taxes

Net Loss		-255,474

Loss per share		0.0015491

Weighted average number of shares outstanding		164,916,822

SW Innovative Holdings, Inc.
(Formally known as Everybody’s Phone Company)
(A Development-Stage Company)
STATEMENTS OF CASH FLOWS
Unaudited

For the Year Ending Dec 31, 2017
Cash flows generated by (used in) operating activities:
Net Income	-255,474
Adjustments to reconcile net income to net cash used in operating activities:

Depreciation	1,026
Common stock issued for services	13,000

Changes in operating assets and liabilities:
(Increase) in accounts receivable	51
(Increase) in prepaid expenses	0
(Increase) in deposits	0
Increase (decrease) in accounts payable and accruals	-74,300
Investing Activities
Investment
Cash flows used in operating activities	-315,697

Cash flows generated by (used in) financing activities:
Advances under notes payable	0
Repayments of notes payable	39,550
Common stock issued for cash	300,250
Preferred stock	20,000
Cash flows generated by financing activities:	359,800

Net change in cash and cash equivalents	44,103

Cash and cash equivalents, beginning of period	1,136

Cash and cash equivalents, end of period	45,238

SW INNOVATIVE HOLDINGS; INC.
(Formally Known as Everybody's Phone Company)
(A Development-Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY ( DEFICIT)
FOR THE YEAR FROM DECEMBER 31, 2014 to Dec 31, 2016
and the Year Ending December 31, 2017
	Preferred Stock		Common Stock		Additional	Accumulated	Total
					Paid In Capital	Deficit	Stockholders'
	Shares	Amount	Shares	Amount			Equity (Deficit)

Balance December 31, 2014	60,000	60,000	759,435,528	75,944	3,450,591	-3,763,887	-177,352

Common stock issued for services at $0.0001 per share on March 31, 2015			150,000,000	15,000			15,000
Net Loss through March 31, 2015						-63,874	-63,874
Balance March 31, 2015	60,000	60,000	909,435,528	90,944	3,450,591	-3,827,761	-226,226

Common Stock issued on conversion of debt at .0001 per share on April 22, 2015			89,000,000	8,900			8,900
Common Stock issued on conversion of debt at .0001 per share on April 22, 2015			89,000,000	8,900			8,900
Common stock issued for services at .0001 on April 22, 2015			150,000,000	15,000			15,000
Common stock issued for cash at $0.0001 per share on April 22, 2015			60,000,000	6,000			6,000
Common stock issued for cash at $0.0001 per share on June 30, 2015			80,000,000	8,000			8,000
Net Loss through June 30, 2015						-39,711	-39,711
Balance June 30, 2015	60,000	60,000	1,377,435,528	137,744	3,450,591	-3,867,472	-219,137

Common stock issued for cash at .0001 on July 31, 2015			50,000,000	5,000			5,000
Common stock issued for cash at .0001 on Sept 11, 2015			100,000,000	10,000			10,000
Common stock issued for cash at .0001 on Sept 11, 2015			100,000,000	10,000			10,000
Net Loss through September 30, 2015						-46,260	-46,260
Balance September 30, 2015	60,000	60,000	1,627,435,528	162,744	3,450,591	-3,913,732	-240,397

Common Stock issued for cash at.0001 on October 12, 2015			150,000,000	15,000			15,000
Common Stock issued for debt at .0001 on October 20,2015			168,000,000	16,800			16,800
Common Stock issued for service at .0001 on October 22, 2015			150,000,000	15,000			15,000
Common Stock issued for cash at .0001 on October 28,2015			150,000,000	15,000			15,000
Common Stock issued for debt at.0001 on October 29, 2015			500,000,000	50,000			50,000
Common Stock issued for cash at.0001 on November 5, 2015			150,000,000	15,000			15,000
Common Stock issued for cash at .0001 on November 6, 2015			150,000,000	15,000			15,000
Common Stock issued for cash at .0001 on November 16, 2015			25,000,000	2,500			2,500
			150,000,000	15,000			15,000
Common Stock issued for service at.0001 on December 10, 2015			150,000,000	15,000			15,000
Common Stock cancelled at .0001 on October 10, 2015			-150,000,000	-15,000			-15,000
Net Loss through December 31, 2015						-124,371	-124,371
Balance December 31, 2015	60,000	60,000	3,220,435,528	322,044	3,450,591	-4,038,103	-205,468

Net Loss through March 31, 2016						-35,986	-35,986
Balance March 31, 2016	60,000	60,000	3,220,435,528	322,044	3,450,591	-4,074,089	-241,454

Net Loss through June 30, 2016						-37,141	-37,141
Balance June 30, 2016	60,000	60,000	3,220,435,528	322,044	3,450,591	-4,111,231	-278,596

Common Stock cancelled at .0001 on August 15, 2016			-250,000,000	-25,000			-25,000
Net Gain through Sept 30, 2016						23,191	23,191
Balance Sept 30, 2016	60,000	60,000	2,970,435,528	297,044	3,450,591	-4,088,040	-280,405

Common Stock cancelled at .0001 on October 2016			160,000,000	-16,000			-16,000
Reverse stock split 1,000:1 Oct. 28, 2016			(2,807,623,425)	(278,232)	278,232
Net Loss through December 31, 2016						-37,458	-37,458
Balance December 31, 2016	60,000	60,000	2,812,103	2,812	3,728,823	-4,125,498	-333,863

Common Stock issued for the conversion of debt at.001 on Jan 20, 2017			13,250,000	13,250			13,250
Common Stock issued for service at.001 on Jan 20, 2017			13,000,000	13,000			13,000
Common Stock issued for the conversion of debt at.001 on Jan 20, 2017			10,000,000	10,000			10,000
Common Stock issued for the conversion of debt at.001 on Feb 2, 2017			63,000,000	63,000			63,000
Common Stock issued for cash at.001 on Feb 7, 2017			30,000,000	30,000			30,000
Common Stock issued for cash at.001 on March 3, 2017			1,000,000	1,000			1,000
Common Stock issued for the conversion of debt at.001 on March 20, 2017			1,500,000	1,500			1,500
Common Stock issued for cash at.001 on March 24, 2017			31,000,000	31,000			31,000
Net Loss through March 31, 2017						-57,505	-57,505
Balance March 31, 20176	60,000	60,000	165,562,103	165,562	3,728,823	-4,183,003	-228,618

Common Stock issued for cash at.001 on May 5, 2017			15,000,000	15,000			15,000
Common Stock issued for cash at.001 on May 26, 2017			1,500,000	1,500			1,500
Common Stock issued for cash at.001 on June 1, 2017			15,000,000	15,000			15,000
Common Stock issued for cash at.001 on June 5, 2017			15,000,000	15,000			15,000
Common Stock issued for cash at.001 on June 16, 2017			10,000,000	10,000			10,000
Common Stock issued for cash at.001 on June 19, 2017			15,000,000	15,000			15,000
Common Stock issued for cash at.001 on June 26, 2017			15,000,000	15,000			15,000
Net Loss through June 30, 2017						-44,700	-44,700
Balance June 30, 2017	60,000	60,000	252,062,103	252,062	3,728,823	-4,227,703	-186,818

Common Stock issued for cash at.001 on August 22, 2017			20,000,000	20,000			20,000
Net Profit through September 30, 2017						45,325	-45,325
Balance September 30, 2017	60,000	60,000	272,062,103	272,062	3,728,823	-4,273,027	-212,142

Common Stock issued for cash at.001 on November 8, 2017			10,000,000.0	10,000.0			10,000.0
Common Stock issued for cash at.001 on November 10, 2017			25,000,000.0	25,000.0			25,000.0
Common Stock issued for cash at.001 on November 10, 2017			25,000,000.0	25,000.0			25,000.0
Common Stock issued for cash at.001 on November 10, 2017			27,000,000.0	27,000.0			27,000.0
Common Stock issued for cash at.001 on November 14, 2017			20,000,000.0	20,000.0			20,000.0
Common Stock issued for cash at.001 on November 15, 2017			13,000,000.0	13,000.0			13,000.0
Preferred shares issued December 13, 2017	20,000	20,000					20,000
Net Loss through December 31, 2017						-107,945	-107,945
Balance December 31, 2017	80,000	80,000	392,062,103	392,062	3,728,823	-4,380,972	-180,088

SW Innovative Holdings, Inc.

(Formally known as “Everybody’s Phone Company”)

(A development stage company)

NOTES TO FINANCIAL RESULTS AS OF December 31, 2017

Unaudited

1.  NATURE OF OPERATIONS

SW Innovative Holdings, Inc. d. b. a. Everybody’s Phone Company, Inc. (“the Company”, “we” or “us”) was incorporated in the State of Texas on September 3, 2003.

The Company sells prepaid, unlimited local (dial tone) telephone service to the residential market, primarily in greater Houston. The Company is fully licensed by the Texas Public Utility Commission to resell telephone services throughout the State. Once the Company achieves critical mass in Texas, it plans to expand its prepaid telecommunications product offerings nationwide.

The Company is in the development stage with no significant revenues and a limited operating history.

The Company’s shares of common stock are quoted on the OTC Pink Marketplace under the symbol SWHI.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is December 31.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Development Stage Company

The Company is a development stage enterprise in accordance with ACS 915 "Development Stage Entities." We have been in the development stage since Inception (September 3, 2003).  Among  the  disclosures  required  as  a development  stage company are that its financial  statements  are identified as those of a development  stage  company,  and that the  statements of operations, changes in stockholders'  deficit and cash flows  disclose  activity  since the date of its Inception (September 3, 2003) as a development stage company.

Trade Mark

The Company provides its services under the common law service mark "Everybody's Phone Company.”  The Company has not federally registered its service mark, but continues to use it as a common law service mark as it has from the time it began business.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONT.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Fixed Assets

The Company’s fixed assets represent furniture and computer equipment that is has purchased and are being depreciated over their estimated useful lives of 5 - 10 years.

Financial Instruments

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.  ASC 820-10 “Fair Value Measurements and Disclosures” (“ASC 820-10”) establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

 Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

 Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

 Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The carrying values of accounts receivable, prepaid expenses, accounts payable, accruals and convertible notes payable approximate their fair value due to the short-term maturities of these instruments.

 Revenue Recognition

The Company generates its revenue from the sale of prepaid, unlimited local (dial tone) telephone service. Revenue is recognized in accordance with Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition", when the following criteria are met: persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable, and collectability is probable.

All our bills are due on the 5th of each month and payment is made by credit cards, debit cards, Ace Cash Express and/or money orders.  Revenue is recognized on the accrual basis and as earned.

Advertising cost

Advertising costs were expensed as incurred. Advertising costs of $1,415 were incurred in the year ending December 31, 2017.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments.  Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities.  From the Company’s Inception (September 3, 2003) to December 31, 2017, there were no differences between its comprehensive loss and net loss.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes” (“ASC 740”). Under ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.  During the period Inception (September 3, 2003) to December 31, 2017, there were potentially shares issuable under conversion privileges attached to convertible promissory notes payable.  The common share equivalents of these securities have not been included in the calculations of loss per share because such inclusions would have an anti-dilutive effect as the Company has incurred losses in the period Inception (September 3, 2003) to December 31, 2017.

Business Segments

The Company believes that its activities during the period Inception (September 3, 2003) to December 31, 2017 comprised a single segment.

Stock-based Compensation

The Company accounts for all stock-based payments to employees and non-employees under ASC 718 “Stock Compensation,” using the fair value based method. Under the fair value method, stock-based payments are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3.  GOING CONCERN AND LIQUIDITY

At December 31, 2017, the Company had cash of $45,238, total assets of $101,008, no profitable business activities or other source of income, liabilities of $281,096 and had incurred losses since Inception (September 3, 2003).

The Company anticipates future losses in the development of its business.  As a result, there is substantial doubt as to its ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no assurance that this series of events will be satisfactorily completed.  As a result there is substantial doubt as to our ability to continue as a going concern.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4.  FIXED ASSETS

As of December 31, 2017, the balance of fixed assets was as follows:

December 31, 2017

Furniture

$

10,006

Computer equipment

  3,806

Accumulated depreciation

(10,476)

                        Net book value

  $3,336

Depreciation expense as of December 31, 2017 was $1,026.

5. INVESTMENT

In April 2011, the Company, together with three other shareholders in the Company, acquired as an investment a $99,000 mortgage secured a single family home in Florida, valued at approximately $127,000. The Company acquired $52,000 of the total $99,000 mortgage acquired by the four investors as a group. The Company has not received any interest on the mortgage it acquired and has not incurred any expense related to the mortgage. While the mortgage is in default, no provision has been made against the carrying value of the mortgage as it is believed that the mortgage will be repaid in full once the property has been   foreclosed on. No legal action has been taken as yet to foreclose on the property pending agreement by all four of the owners of the mortgage.

6. NOTE PAYABLE

On November 19, 2014 the Company received a $25,000 loan from a non-affiliate which $ 8,900 has been paid through September 30, 2016. This loan will be repaid in cash.

The company received a $55,000 loan from a non-affiliate which $20,000 has been paid through December 31, 2017. This loan will be repaid in cash.

7.  COMMITMENTS AND CONTINGENCIES

Leases and Long term Contracts

 The Company has not entered into any long term leases, contracts or commitments.

Legal

To the best of the Company’s knowledge and belief, no legal proceedings are currently pending or threatened.

8.  SHAREHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 50,000,000 shares of $1.00 par value preferred stock.

In September 2011, the Company issued 30,000 shares of its preferred stock for cash consideration of $30,000 to the Company’s directors.

In March 2013, the Company issued 30,000 shares of its preferred stock for cash consideration of $30,000 to the Company’s directors.

As of December 31, 2014, the Company had 60,000 shares of preferred stock issued and outstanding.

Common Stock

During the period ending March 31, 2015, the company issued 150,000,000 restricted shares of its common stock at a price of $.0001 per share for services.

As of March 31, 2015 the company had 909,435,528 shares of its common stock issued and outstanding.

During the period ending April 30, 2015, the company issued 150,000,000 restricted shares of its common stock at a price of $.0001 per share.

During the period ending April 30, 2015, the company issued 178,000,000 shares of its common stock at a price of $.0001 per share for the conversion of $ 17,800.00 to equity.

During the period ending April 30, 2015, the company issued 60,000,000 shares of its common stock at a price of $.0001 per share for cash per Reg-A filing

During the period ending June 30, 2015, the company issued 80,000,000 shares of its common stock at a price of $.0001 per share for cash per Reg-A filing

As of June 30, 2015 the company had 1,377,435,528 shares of its common stock issued and outstanding.

During the period ending September 30, 2015, the company issued 50,000,000 shares of its common stock at a price of $.0001 per share for cash per Reg-A filing for $ 5,000 in cash.

On September 11, 2015, the company issued 100,000,000 shares of its common stock at a price of $.0001 per share for cash per Reg-A filing for $ 10,000 in cash.

On September 11, 2015, the company issued 100,000,000 shares of its common stock at a price of $.0001 per share for cash per Reg-A filing for $ 10,000 in cash.

As of September 30, 2015 the company had 1,627,435,528 shares of its common stock issued and outstanding.

During the period ending December 31, 2015, the company issued 815,000,000 shares of its common stock at a price of .0001 per share for cash compensation of $ 81,500, 846,000,000 shares of its common stock priced at .0001 for the conversion of $ 84,000 to equity and issued 800,000,000 shares at .0001 per share for services.

As of December 31, 2015 the company had 3,220,435,528 shares of its common stock issued and outstanding.

During the period ending March 31, 2016 no common stock was issued.

As of March 31, 2016 the company had 3,220,435,528 shares of its common stock issued and outstanding.

During the period ending June 30, 2016 no common stock was issued.

As of June 30, 2016 the company had 3,220,435,528 shares of its common stock issued and outstanding.

During the period ending September 30, 2016 the company canceled 250,000,000 shares of its common stock.

As of September 30, 2016 the company had 2,970,435,528 shares of its common stock issued and outstanding.

On October 20, 2016 the company canceled 160,000,000 shares of its common stock.

Reverse Stock Split

On or about September 23, 2016; the board of directors and majority of the shareholders of the company approved the reorganized its common stock with a 1,000:1 reverse stock split that was effective on October 28, 2016. On October 28, 2016 the company is authorized to issue up to 500,000,000 with a par value of $0.001 cents.

Shares issued and outstanding as of October 25, 2016: 2,970,435,528 (pre-reverse stock split)

Shares issued and outstanding as of October 28, 2016:  2,812,103 (post reverse stock split)

As of December 31, 2016, the company had 2,812,103 of its common stock issued and outstanding.

During the period ending March 31, 2015, the company issued 87,750,000 shares of its common stock at a price of $.001 per share for the conversion of $ 87,750.00 of debt to equity.

During the period ending March 30, 2017, the company issued 13,000,000 restricted shares of its common stock at a price of $.001 per share.

During the period ending March 31, 2017, the company issued 62,000,000 shares of its common stock at a price of $.001 per share for cash per Reg-A filing.

As of March 31, 2017, the company had 165,562,103 of its common stock issued and outstanding.

During the period ending June 30, 2017, the company issued 86,500,000 shares of its common stock at a price of $.001 per share for cash per Reg-A filing.

As of June 30, 2017, the company had 252,062,103 of its common stock issued and outstanding.

During the period ending September 30, 2017, the company issued 20,000,000 shares of its common stock at a price of $.001 per share for cash per Reg-A filing.

As of September 30, 2017, the company had 272,062,103 of its common stock issued and outstanding.

During the fourth quarter ending December 31, 2017, the company issued 120,000,000 shares of its common stock at a price of $0.001 per share for cash per Reg-A filing. Also the company issued 20,000 preferred shares at a price of $1.00.

As of December 31, 2017 the company had 392,062,103 of its common stock issued and outstanding.

9. INCOME TAXES

The Company follows ASC 740 Income Taxes”. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The provision for the Company’s federal income tax benefit for the twelve months ending December 31, 2017 using the expected federal tax rate of 34%, consisted of the following:

December 31, 2017
Federal income tax benefit attributed to:
Net operating gain	-255,474
Valuation	255,474
Net benefit	$ -

The cumulative tax effect of significant items comprising our net deferred tax benefit, calculated at the expected federal tax rate of 34%, for the period from Inception (September 3, 2003) through December 31, 2017 is as follows:

Inception (3, 2003) to December 31, 2017
Deferred tax attributed:
Net operating loss carryover	$ 1,489,530
Less: change in valuation allowance	(1,489,530)
Net deferred tax asset	$ -

At December 31, 2017 the Company had an unused net operating loss carry-forward approximating $4,380,972 that is available to offset future taxable income; the loss carry-forward will start to expire in 2032.

Item 16 Index to Exhibits

Part III

Exhibit

Exhibit

Number      Description

Exhibit 2 – By Laws*

Exhibit 4.1 – Subscription Agreement*

Exhibit 6.1 – Troptions Contract**

Exhibit 15.1 – Original Articles of Incorporation 9-2003*

Exhibit 15.2 – Amended Articles of Incorporation 010311*

Exhibit 15.3 – Amended Articles of Incorporation 010413*

Exhibit 15.4 – Amended Articles of Incorporation 62513*

Exhibit 15.5 – Amended Articles of Incorporation 010414*

Exhibit 15.6 – Amended Articles of Incorporation 011714*

Exhibit 15.7 – Amended Articles of Incorporation 032114*

Exhibit 15.8 – Amended Articles of Incorporation 061614*

Exhibit 15.9 – Amended Articles of Incorporation 101116*

Exhibit 15.10 – Amended Articles of Incorporation 011018*

*filed with and made reference to Form 1-A amendment 4 on/or about May 21, 2018

**filed with and made reference to Form 1-A amendment 4 on/or about June 8, 2018

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certiﬁes that it has reasonable grounds to believe that it meets all of the requirements for ﬁling on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 8, 2018 (date).

(Exact name of issuer as speciﬁed in its charter) SW Innovative Holdings, Inc.

By (Signature and Title) /s/ Norman George, President & CEO & Principal Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated. (Signature) /s/ Norman George

(Title)  President & CEO & Principal Financial officer

(Date)   June 11, 2018

(Signature)  /s/Stephen Michels

(Title)  Vice President & Director

(Date)   June 11, 2018